                                                                    Exhibit 99.2
                                                                    ------------


                         ALFA MUTUAL INSURANCE COMPANY



                                                                November 6, 1998

Vesta Insurance Group, Inc.
3760 River Run Drive
Birmingham, AL  35243

                               Letter of Intent
                               ----------------

Ladies and Gentlemen:

     This Letter of Intent sets forth certain understandings between Alfa Mutual Insurance Company ("Alfa" and together with its affiliated companies Alfa Mutual Fire Insurance Company, Alfa Mutual General Insurance Company, Alfa Corporation and its subsidiaries, the "Alfa Group") and Vesta Insurance Group, Inc. ("Vesta" and together with its affiliated companies, the "Vesta Group") with respect to the issuance to the Alfa Group by Vesta of $17,000,000 aggregate liquidation amount of its 9.75% Convertible Preferred Stock, Series A (the "Preferred Stock"), convertible into common stock, par value $.01 per share, of Vesta (the "Vesta Common Stock") at a conversion price of $5.75 per share and of warrants (the "Warrants") to acquire 5,000,000 shares of Vesta Common Stock and with respect to the other transactions described below relating to the establishment of a strategic alliance between the Alfa Group and the Vesta Group.
Concurrently with the execution and delivery of this Letter of Intent, Torchmark Corporation ("Torchmark") and Alfa are entering into a Stock Purchase Agreement (the "Purchase Agreement") pursuant to which Alfa will agree to acquire shares of the Vesta Common Stock (the "Torchmark Shares") representing 9.9% of the outstanding Vesta Common Stock as of the closing under the Purchase Agreement (approximately 1,842,000 shares) which are currently held by Torchmark, at the price and upon the terms and subject to the conditions specified therein.

1.   Description of the Transactions.  The proposed transactions between the
     -------------------------------
     Vesta Group and the Alfa Group are as follows:

     (a)   Investment Agreement and Issuance of the Preferred Stock and the
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     Warrants.  Vesta and Alfa will enter into an Investment Agreement as
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     promptly as practicable following the execution of this Letter of Intent pursuant to which Vesta shall issue to Alfa the Preferred Stock and the Warrants for a purchase price of $17,000,000. The principal terms of the Preferred Stock and the Warrants will be as set forth in the term sheet attached as Annex A to this Letter of Intent (the "Term Sheet").

     (b)   Closing.  The closing (the "Closing") of the issuance of the
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     Preferred Stock and the Warrants to the Alfa Group shall be the second business day following the date on which all conditions specified in the Investment Agreement, including receipt of all required regulatory approvals, have been fulfilled or waived, or such other date as is determined by the mutual agreement of Alfa and Vesta (the "Closing Date"). At the Closing, the appropriate members of the Alfa Group and the Vesta Group will execute and deliver the definitive agreements (other than the Investment Agreement) referred to in paragraph 2 below (together with the Investment Agreement, the "Definitive Agreements"). It is currently expected that the agreed forms (or in some cases terms) of the Definitive Agreements other than the Investment Agreement will be attached as annexes to the Investment Agreement.

     (c)   Board Representation and Related Matters.  Effective as of the
           ----------------------------------------
     earlier of the Closing or the closing under the Purchase Agreement, Messrs. Richey, Hudson and one other individual to be specified in the Investment Agreement or otherwise by agreement of Vesta and Alfa will resign from the Board of Directors of Vesta (the "Vesta Board") and the Vesta Board will, subject to any applicable limits under insurance law or regulation as determined by Alfa in its reasonable discretion, at such time elect up to three individuals designated by Alfa. The Preferred Stock will be entitled, voting as a separate class, to elect three directors to the Vesta Board, commencing as of the Closing. The first three directors elected by the Preferred Stock will include any individuals then serving on the Vesta Board by operation of the first sentence of this clause (c). On all matters to be voted on by holders of Vesta Common Stock, the Preferred Stock will vote together with the Vesta Common Stock as a single class, with the Preferred Stock to have a number of votes equal to the number of shares of Vesta Common Stock into which it can be converted and, so long as held by the Alfa Group, the number of shares of Vesta Common Stock into which the Warrants then held by the Alfa Group may then be converted. A proportionate number of Alfa designees (but not less than one Alfa designee) will be elected at the same time to each committee of the Vesta Board. Notwithstanding the foregoing, Alfa shall not be entitled to be represented on any committee of the Vesta Board which may be established solely to approve transactions between the Alfa Group and the Vesta Group. No Alfa designee shall participate in any deliberations or vote of the Vesta Board or any committee thereof with respect to any transaction between the Vesta Group and the Alfa Group.

     From the Closing Date, Vesta will also agree that:

               (i) Alfa will have certain rights to directors, in addition to those elected by the Preferred Stock, in the following circumstances. The number of individuals nominated by Alfa ("Alfa Nominees"), if any, under this clause (i) shall be equal to (x) the number of directors that would be proportional to Alfa's ownership of the outstanding Vesta Voting Power (based on the Vesta Common Stock, the Preferred Stock and any other Voting Securities of Vesta then outstanding) (but shall not be less than three), less (y) the number of directors
                                         ----
          elected by the Preferred Stock as a separate class. The number of Alfa Nominees shall be rounded up to the next whole number; provided,
                                                                      --------
          that prior to the time, if any, when Alfa owns a majority of the outstanding Voting Power, a majority of the Vesta Board shall consist of persons other than Alfa Nominees. The number of Alfa Nominees under this clause (i) shall increase (and decrease) proportionately to Alfa's ownership of the Vesta Voting Power upon any change in Alfa's percentage of such Voting Power. The Alfa Nominees shall be allocated as evenly as possible to the respective classes of directors. The Vesta Board shall exercise all authority under applicable law to cause the Alfa Nominees to be elected as directors of Vesta. "Voting Securities" shall mean all securities then generally entitled to vote for directors of Vesta;

               (ii) Alfa shall also have the right to proportional representation on each committee (except as set forth above) of the Vesta Board and on the Boards of Directors and committees thereof of subsidiaries with outside directors;

               (iii) Vesta will not issue any shares of Vesta Common Stock or of any other equity security of Vesta or issue any securities convertible into or exchangeable for Vesta Common Stock or any other equity security of Vesta, other than pursuant to compensation arrangements approved by the Board of Directors, without at the same time allowing Alfa to purchase up to enough of the issuance to avoid dilution;

               (iv) Vesta will not issue any shares of capital stock ranking senior to or equally with the Preferred Stock as to dividends or liquidation preference without the vote of holders of the Preferred Stock, voting as a separate class;

               (v) Vesta's Certificate of Incorporation and By-laws will not be amended or modified in a manner adverse to the Alfa Group without its consent;

               (vi) Vesta will not adopt a stockholder rights plan or similar device that would limit acquisitions of Vesta Voting Securities by or otherwise adversely affect the Alfa Group without its consent, except to the extent that such acquisitions are limited as set forth in clause (d) below; and

               (vii) Alfa shall receive equal treatment in any bidding process relating to a Control Transaction (as defined below).

          The provisions set forth in this clause (c) will terminate upon the Alfa Group owning less than 9.9% of the total Voting Power.

     (d)  Standstill Provisions.  On the Closing Date, Vesta and Alfa will enter
          ---------------------
     into a Stockholders Agreement in which Alfa will agree that, until the third anniversary of the Closing Date (the "Standstill Period"), the members of the Alfa Group will not:

          (i) acquire any additional shares of Vesta Common Stock or other Voting Securities, other than:

               (A) pursuant to the Purchase Agreement, the Warrants and the conversion of Preferred Stock;

               (B) as a result of a stock split, stock dividend or recapitalization of Vesta;

               (C)  pursuant to the purchase right referred to in clause
                    (c)(iii) above;

               (D)  from Vesta; or

               (E) Pursuant to any other transaction that does not increase their aggregate ownership to greater than 49% of the then outstanding Vesta Voting Power, assuming exercise of all Warrants held by the Alfa Group;

          (ii) become a member with any third party of a group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) with respect to the Vesta Common Stock;

          (iii) solicit proxies or become a participant in a proxy contest with respect to Vesta Common Stock; or

          (iv)  call any special meeting of stockholders.

     Alfa will further agree not to transfer any Vesta Common Stock or Warrants to any person who would thereupon own greater than 20% of the outstanding Vesta Voting Power unless such person agrees to be bound by the standstill provisions, or, at Alfa's option, the full Stockholders Agreement. Certain transfers shall, however, be permitted: (i) public offerings where reasonable efforts are made to avoid the 20% limit; (ii) transfers in accordance with Rule 144 under the Securities Act of 1933; (iii) to other members of the Alfa Group; (iv) to Vesta or any subsidiary of Vesta; and
     (v) any transfer within 180 days after providing Vesta with a 60 day right of first offer.

     The restrictions in this clause (d) will not apply if: (i) the Vesta Board agrees to the sale or merger of Vesta or any other Control Transaction;
     (ii) any person acquires or agrees or makes a bona fide offer (including a tender offer or exchange offer) to acquire 20% or more of Vesta's outstanding Voting Securities, other than pursuant to an acquisition from Alfa; (iii) any person commences a proxy solicitation seeking to remove or to block the election of any Alfa Nominee; (iv) certain insolvency events occur with respect to Vesta or a significant subsidiary of Vesta; (v) a majority of the independent directors on the Vesta Board vote to release Alfa from the standstill provisions; or (vi) Vesta breaches the Stockholders Agreement or the Investment Agreement in any material respect.

     (e)  Registration Rights.  The Alfa Group will have demand and piggyback
          -------------------
     registration rights as set forth in the Term Sheet with respect to the Torchmark Shares, the Preferred Stock, the Warrants and the shares of Vesta Common Stock underlying the Warrants.

     (f)  Reinsurance by the Alfa Group.  On the Closing Date, one or more
          -----------------------------
     insurance company members of the Alfa Group (each, an "Alfa Insurer") shall enter into a reinsurance treaty with one or more insurance company members of the Vesta Group (each, a "Vesta Insurer") pursuant to which such Alfa Insurers will reinsure up to 100% of certain personal lines of business currently written by such Vesta Insurers. The specific business and percentage of each risk to be reinsured will be determined by the Alfa Group prior to the Closing. This reinsurance agreement would permit the Alfa Insurers to reinsure, at their option, up to $50,000,000 of direct written premium in 1999, increasing over time in proportion to the growth of the underlying business. The Alfa Group will also have a right of first offer to reinsure any portion of the Vesta Group's personal lines business that the Vesta Group seeks to dispose of or non-renew. The ceding commissions with respect to the business reinsured pursuant to this clause
     (f) will be determined based on Alfa's requirement for an underwriting margin equal to 5% of net premiums written.

     (g)  Management of the Vesta Group's Investment Portfolio.  On the Closing
          ----------------------------------------------------
     Date, each member of the Vesta Group shall enter into an Investment Services Agreement with a member of the Alfa Group pursuant to which the Vesta Group will engage such Alfa Group member to manage the investment portfolios of the Vesta Group. The terms of this Investment Services Agreement with respect to fee structure will be substantially identical to those of the Investment Services Agreement between Vesta Insurance Corporation and Waddell & Reed Asset Management Company.

     (h)  Related Party Agreements.  Effective as of the Closing Date:
          ------------------------

          (i) The Office Lease Agreement between Torchmark Development Corporation and Liberty National Fire Insurance Corporation will remain in full force and effect in accordance with its terms. Torchmark will provide to the Alfa Group an estoppel certificate at the Closing in customary form.

          (ii) The Separation and Public Offering Agreement between Torchmark and Vesta (the "Separation Agreement") shall be amended to include cut-back provisions on piggyback registrations by Torchmark and, subject to the agreement of Torchmark, to eliminate Section 5.2, and otherwise shall not be affected.

          (iii) Each Investment Services Agreement between the Vesta Group and Waddell & Reed Asset Management Company will be terminated, and no party will have any continuing rights or obligations thereunder, except for the payment of accrued fees and for any liabilities arising from breach of such agreement prior to its termination.

          (iv) The Marketing and Administrative Services Agreement by and among Liberty National Fire Insurance Company, Liberty National Insurance Corporation and Liberty National Life Insurance Company shall not be affected.

          (v) The Trade Name and Service Mark License Agreement by and among Torchmark, Vesta and Liberty National Fire Insurance Company shall continue in full force and effect in accordance with its terms.

          (vi) The Consolidated Tax Allocation Agreement by and among Torchmark and certain of its current and former subsidiaries shall continue in full force and effect in accordance with its terms.

     (i)  Alfa Life Products.  From and after the Closing Date, Alfa Life
          ------------------
     Insurance Corporation ("Alfa Life") will have the right to appoint certain agents of the Vesta Insurers to sell products of Alfa Life selected by Alfa Life, subject to the receipt by such agents of necessary licenses. Vesta will agree to cause the Vesta Insurers not to make available or facilitate the sale of any products of any life insurance company (including the Zurich/Kemper insurers), other than Alfa Life and its affiliates, without the consent of Alfa, not to be unreasonably withheld.

     (j)  Information Systems.  The Alfa Group and the Vesta Group are each in
          -------------------
     the process of starting to make substantial changes in its information systems. Both parties believe that an opportunity may exist for significant cost savings by combining, in some manner, their efforts in this area. Accordingly, commencing on the Closing Date, the Alfa Group and the Vesta Group will cooperate in seeking to develop mutually beneficial information systems that are appropriately functional and expandable and which facilitate the Alfa Group's and the Vesta Group's business objectives. This cooperation will initially consist of a joint assessment of the feasibility and desirability to each party of jointly developing information systems (which potentially could include expert underwriting systems, policy issuance systems, policy processing systems and financial systems) which could be used by each party. If the foregoing assessment reveals that such development would be feasible and, in the view of each party, desirable, the parties would then seek to agree on a basis for and the terms of such development. One possible model would be the establishment of a jointly-owned venture, to which each party would contribute funding and staff support commensurately with the respective benefits to be received by each party. Such joint development could also include, if the parties so agree, the discontinuance by the Vesta Group at an appropriate time of its "SIS Project."

     (k)  Chief Executive Officer.  Effective as of the Closing, the Board of
          -----------------------
     Directors will establish a search committee to find and select an individual to serve as Chief Executive Officer and President of Vesta, who shall not be a current employee of any member of the Vesta Group and who shall be acceptable to the Alfa Nominees on the Vesta Board.

2.   Definitive Agreements.  As soon as reasonably practicable after the
     ---------------------
     execution of this Letter of Intent, Alfa and Vesta shall commence negotiations in good faith of definitive agreements and documents relating to the transactions described in this Letter of Intent including:

     (a)  an Investment Agreement;

     (b)  a Stockholders Agreement;

     (c)  Certificate of Designations for the Preferred Stock;

     (d)  a form of Warrant;

     (e)  one or more Reinsurance Agreements;

     (f)  Investment Services Agreements;

     (g)  a Marketing Agreement; and

     (h)  an Information Systems Cooperation Agreement.

     Each of the agreements or documents referred to above, as well as such ancillary documents as may be necessary, will initially be prepared by counsel to the Alfa Group and will include the terms summarized in paragraph 1 and in the Term Sheet and such other representations, warranties, conditions, covenants, indemnities and other terms as are appropriate and agreed to by the parties and are not inconsistent with this Letter of Intent.

3.   Representations and Warranties.  (a) Each of Alfa and Vesta represents and
     ------------------------------
     warrants that (i) it is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) it has all requisite power and authority to enter into this Letter of Intent and to perform its obligations hereunder, (iii) the execution, delivery and performance of this Letter of Intent have been duly authorized by all necessary corporate action on its part, and (iv) this Letter of Intent has been duly executed and delivered by it and, assuming due execution and delivery by, and binding effect on, each of the other parties hereto, constitutes a legal, valid and binding obligation of it (to the extent specified in paragraph 12 below), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject to general principles of equity, whether applied in a court of law or a court of equity.

          (b) Vesta represents and warrants that (i) the execution, delivery and performance of this Letter of Intent and the consummation of the transactions contemplated hereby have been authorized by a special committee of the Vesta Board consisting of Messrs. Beale, Camp, Hershbarger, C. Palmer, J. Palmer and Rosenthal and by the full Vesta Board, (ii) the Vesta Board has approved each of the execution and delivery of the Purchase Agreement and of this Letter of Intent, the purchase of the Torchmark Shares by the Alfa Group and the transactions contemplated by this Letter of Intent, in each case in this clause (ii) for purposes of paragraph (a)(1) of Section 203 of the Delaware General Corporation Law,
     (iii) the execution and delivery of this Letter of Intent and the Purchase Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or require the consent of any Person under, or be limited in any respect by or result in any adverse consequence under, any provision of the Certificate of Incorporation or By-laws of any member of the Vesta Group or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any member of the Vesta Group or to its property or assets, except for any consents required under the Revolving Credit Agreement between Vesta and lenders led by First Union National Bank, and (iv) except for insurance regulatory approvals and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval, order or authorization of, or registration, declaration or filing with, any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, state or Federal, is required by or with respect to any member of the Vesta Group in connection with the execution and delivery of this Letter of Intent or the Purchase Agreement or the consummation of the transactions contemplated hereby and thereby.

4.   Interim Conduct of Vesta's Business.  From the date hereof until the
     -----------------------------------
     earliest of (a) the termination of this Letter of Intent or (b) the execution and delivery of the Investment Agreement, except for activities previously disclosed in writing to the Alfa Group, the Vesta Group shall conduct its business only in the ordinary course, consistent with past practice.

5.   Reinsurance.  From and after the date of this Letter of Intent, the Alfa
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     Group will use commercially reasonable efforts to support the Vesta Group's efforts to write the January 1, 1999 renewals of its reinsurance assumed program. Such support may include an Alfa Insurer co-reinsuring, on a several basis, a portion of the reinsurance assumed by the Vesta Group, subject to the Alfa Insurer's approval of the pricing and terms thereof in its sole discretion. The percentage of any such business to be written by Alfa will be determined by mutual agreement of the parties. Such support may also include meeting with rating agencies (including A.M. Best) and, if Vesta requests, with reinsureds at the NAII meeting in Boston commencing November 8, 1998. Such support by the Alfa Group will not include any cut-through or other direct or indirect guarantee by Alfa of the obligations or financial condition of any member of the Vesta Group, and neither party shall make any express or implied statement to the contrary.

6.   Due Diligence; Access.
     ---------------------

     (a)   Investigation.  From and after the date of execution of this Letter
           -------------
     of Intent by the parties hereto, Vesta shall permit access to, and shall make available to the Alfa Group and its officers, employees, advisors and other representatives for inspection and review, the properties, books, records, accounts and documents of or relating to the Vesta Group, and Vesta shall make available at reasonable times the officers, employees, advisors and other representatives of the Vesta Group to discuss with the Alfa Group and its representatives the business and affairs of the Vesta Group, such inspection and discussion to be permitted prior to and after the execution of the Definitive Agreements. The Alfa Group shall, and shall cause its representatives to, keep all information and documents obtained hereunder confidential in accordance with the Confidentiality Agreement dated September 10, 1998 (the "Confidentiality Agreement") between Vesta and the Alfa Group.

     (b)  Termination.  Prior to the execution and delivery of the Definitive
          -----------
     Agreements, Alfa shall have the right to terminate this Letter of Intent in its sole discretion based on its due diligence review of the Vesta Group.

7.   Publicity.
     ---------

     (a) This Letter of Intent may be made public by either party.

     (b) The parties shall mutually agree upon the form and content of any public statement that may be made with respect to this Letter of Intent or the transactions contemplated hereby and, except as required by law or regulation, no such public statement shall be made unless mutually agreed upon by the parties hereto. Any public or private statement by any party with respect to the terms of this Letter of Intent or the relationship sought to be established hereby shall be accurate, complete and not misleading, and any material misstatement or omission with respect thereto shall be promptly corrected by the appropriate party. Without the consent of the other party, neither party shall refer to the other party or any of its affiliates in any of its advertising or promotional material.

8.   Exclusivity.  (a) During the Exclusivity Period (as defined below), Vesta
     -----------
     and its affiliates shall not, and shall not authorize or permit any officer, director, employee, agent, advisor or other representative (each, a "Representative") of Vesta or any of its affiliates to, directly or indirectly, (i) solicit or initiate, or encourage the submission of, any Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Proposal or Alternative Transaction (as defined below), other than with the Alfa Group, or (iii) authorize, engage in, or enter into any agreement with respect to, any Alternative Transaction; provided, however, that to the
                                              --------  -------
     extent required by the fiduciary obligations of the Vesta Board, as determined in good faith by the Vesta Board based on the advice of outside counsel, if Vesta receives a Proposal without violation of clause (i) with respect to a Control Transaction (as defined below), Vesta may participate in such discussions or negotiations or furnish (pursuant to a confidentiality agreement in customary form) such information in response to such Proposal or authorize, engage in or enter into any agreement with respect to such Control Transaction. Vesta will promptly advise Alfa of, and communicate to Alfa the terms of, any Proposal that Vesta, any of its affiliates or any of their respective Representatives may receive during the Exclusivity Period.

          (b) For purposes of this Letter of Intent: (i) "Proposal" means any inquiry, proposal or offer from any person relating to an Alternative Transaction; (ii) "Alternative Transaction" means any (A) direct or indirect acquisition or purchase of any equity securities of, or other equity interest in, any member of the Vesta Group that if consummated would result in any person beneficially owning (or having the right to acquire) 10% or more of any class of equity securities of or of the equity interest in any member of the Vesta Group or which would require approval under any federal, state or local law, rule, regulation or order governing or relating to the current or contemplated operations of any member of the Vesta Group, (B) merger, consolidation, business combination, sale of a material portion of the assets (including, without limitation, by means of any reinsurance or renewal rights transaction), recapitalization, liquidation, dissolution or similar transaction involving any member of the Vesta Group or (C) other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the transactions with the Alfa Group contemplated by this Letter of Intent or which would reasonably be expected to dilute the benefits of such transactions to the Alfa Group; and (iii) "Control Transaction" means any transaction that involves a (A) merger or consolidation or similar business combination involving Vesta or a significant subsidiary of Vesta (other than a "merger of equals" transaction) (B) sale of all or substantially all of the assets of Vesta or (C) sale or issuance of Vesta Common Stock or other equity securities of Vesta to a person which, following the completion of such sale or issuance, will beneficially own Vesta Common Stock or other equity securities of Vesta representing a majority of the voting power with respect to the election of the directors of Vesta.

          (c) For purposes of this Letter of Intent, "Exclusivity Period" means the period commencing upon Vesta's execution hereof and ending on the earlier of (i) the termination of this Letter of Intent pursuant to paragraph 10 hereof and (ii) the execution and delivery of the Investment Agreement. For purposes of this paragraph 8, the term "person" shall be construed broadly to include any corporation, partnership or other entity and any "group" (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended).

          (d) In the event of any breach or threatened breach of any of the provisions of this paragraph 8 by Vesta, Alfa shall be entitled to equitable relief by way of injunction in addition to any other rights or remedies available to it.

9.   Approvals; Governmental Filings; Purchase of Torchmark Shares.  (a) From
     -------------------------------------------------------------
     and after execution of this Letter of Intent, the Vesta Group and the Alfa Group shall use their respective best efforts to obtain all third party consents and approvals, if any, including from stockholders of Vesta, financial institutions, regulatory authorities and other persons, necessary to consummate the transactions contemplated hereby and the purchase of the Torchmark Shares by the Alfa Group. Prior to and after execution of the Definitive Agreements, the parties hereto will cooperate in the preparation and filing of any required governmental or regulatory notices and filings. Without limiting the foregoing, promptly after execution of this Letter of Intent, the parties shall cooperate in preparing and making all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining the early termination of the waiting period thereunder.

          (b) Vesta agrees that it will use, and will cause the other members of the Vesta Group to use, its and their respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Purchase Agreement. Without limiting the foregoing, (i) Vesta shall not implement any stockholder rights plan or other device or take any action that would prohibit, limit or adversely impact the benefits to the Alfa Group of the purchase by the Alfa Group of the Torchmark Shares, (ii) Vesta agrees to waive all rights arising under
     Section 4.1 of the Separation Agreement with respect to the sale by Torchmark of the Torchmark Shares to the Alfa Group and (iii) Vesta will not take any action that would cause the Torchmark Shares to exceed 9.9% of the outstanding Vesta Common Stock.

10.  Termination.  This Letter of Intent shall terminate upon the earliest to
     -----------
     occur of (a) the mutual written agreement of Alfa and Vesta, (b) the delivery of written notice by Alfa to Vesta or by Vesta to Alfa after Vesta announces, or enters into any agreement with respect to, a Control Transaction or any Control Transaction is consummated, (c) the delivery by Alfa to Vesta of written notice to terminate in Alfa's sole discretion based on the results of its due diligence investigation of the Vesta Group and (d) unless extended by the Alfa Group in writing, 5:00 p.m. Central Time on December 31, 1998 if the parties have not executed and delivered the Investment Agreement prior to then, except that a party may not rely on this clause (d) if such party's breach of this Letter of Intent has resulted in such failure to execute and deliver the Investment Agreement. Vesta shall promptly pay to Alfa, as liquidated damages and not as a penalty, a termination fee of $4,000,000 in immediately available funds, if such termination (i) is pursuant to clause (b) above or (ii) is pursuant to clause (d) above and, in the case of this clause (ii), Vesta announces, enters into any agreement with respect to or consummates a Control Transaction or any Alternative Transaction described in clauses (A) or (B) of the definition thereof within six months after termination. In addition, upon any such termination any obligations under this Letter of Intent shall terminate and no party shall have any liability whatsoever to any other party; provided, however, that notwithstanding any such
                      --------  -------
     termination, paragraphs 7, 9, 10, 11, 12, 13, 16, 17 and 18 shall remain in full force and effect; and provided, further, that no party shall be
                                ---------  -------
     relieved of liability for any breach of this Letter of Intent.

11.  Fees and Expenses.  The parties hereto shall each bear their own respective
     -----------------
     costs and expenses in connection with the transactions contemplated hereby;

     provided, however, that if this Letter of Intent is terminated pursuant to
     --------  -------
     clause (c) or (d) of paragraph 10 hereof, Vesta shall, promptly upon request therefor, reimburse the Alfa Group for its reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel) in connection with the transactions contemplated hereby; provided, however, that in the event of a termination pursuant to
             --------  -------
     clause (c), such reimbursement (x) shall be payable only if Alfa's due diligence reveals an issue of material concern, and (y) shall not exceed $2 million.

12.  No Binding Obligations.  Except with respect to paragraphs 2 through 19,
     ----------------------
     which are intended to be binding on the parties, this Letter of Intent is intended to serve only as an expression of the parties' intent and not as a binding obligation to consummate the contemplated transactions; any such obligation will be created only by definitive agreements, the provisions of which will supersede this Letter of Intent and all other understandings between the parties.

13.  Assignment.  Any of the rights and obligations of Alfa hereunder may be
     ----------
     assigned by Alfa to any member of the Alfa Group. Vesta shall not assign any of its rights or obligations hereunder.

14.  No Third Party Beneficiaries.  Nothing in this Letter of Intent is intended
     ----------------------------
     or shall be construed to give any person other than the parties hereto and their successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Letter of Intent or any provision contained herein.

15.  No Joint Venture.  Notwithstanding anything set forth herein to the
     ----------------
     contrary, the parties hereby acknowledge that it is their intention and understanding that the transactions contemplated hereby (including without limitation paragraph 5 hereof) do not in any way constitute or imply the formation of a joint venture or partnership between the parties hereto or their respective affiliates.

16.  Governing Law.  THIS LETTER OF INTENT SHALL BE GOVERNED BY AND CONSTRUED IN
     -------------
     ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

17.  Amendment.  This Letter of Intent shall not be amended except by a written
     ---------
     instrument executed by all of the parties hereto.

18.  Entire Understanding.  This Letter of Intent (including the annexes hereto)
     --------------------
     and the Confidentiality Agreement set forth the entire understanding of the parties with respect to the matters addressed herein.

19.  Counterparts.  This Letter of Intent may be executed in counterparts, each
     ------------
     of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.


     If the terms of this Letter of Intent are in accordance with your understanding, please sign and return the enclosed duplicate of this letter.

                                    Very truly yours,

                                    ALFA MUTUAL INSURANCE COMPANY


                                    By:  /s/ Ken Wallis
                                         ---------------------------------
                                         Name: Ken Wallis
                                         Title: Exec. V.P.


Agreed to and accepted as of
the date first above written:

VESTA INSURANCE GROUP, INC.


By: /s/ Norman W. Gayle III
   ------------------------------
   Name: Norman W. Gayle III
   Title: President and CEO

                                                                         ANNEX A

                                 TERM SHEET

                     PROPOSED TERMS OF THE PREFERRED STOCK

Issuer:                 Vesta Insurance Group, Inc. ("Vesta")

Description:            Series A Convertible Preferred Stock.

Aggregate Liquidation
Amount to be Issued
at Closing:             $17,000,000

Purchase Price:         $5.75 per share

Number of Shares:       2,956,521

Dividends:              9.75% cumulative; payable quarterly in kind (additional
                        shares of Preferred Stock) for the first three years, then paid in kind or in cash, at Vesta's option.

Conversion:             Convertible into Vesta Common Stock at $5.75 per share,
                        subject to customary anti-dilution adjustments.

Redemption:             Redeemable, at the option of Vesta, in whole or in part,
                        at any time after the eighth anniversary of the Closing
                        Date, at the redemption price indicated below plus accrued and unpaid dividends to the redemption date:

                                          Percentage of
                        If Redeemed     Liquidation Amount
                         During              Redeemed
                        -----------------------------------

                        Year 9                 110%
                        Year 10                108%
                        Year 11                106%
                        Year 12                104%
                        Year 13                102%
                        Year 14 and after      100%

Use of Proceeds:        Contribution to Insurance Subsidiaries

Voting Rights:          As described in the Letter of Intent

                                 PROPOSED TERMS OF THE WARRANTS

Issuer:                 Vesta

Description:            Each Warrant entitles the holder thereof to purchase one
                        share of Vesta Common Stock (a "Warrant Share") from
                        Vesta at the Exercise Price (as defined below), at any time from and after the Closing Date to and including the eighth anniversary of the Closing Date.

Number of Warrants:     The number of Warrants issued will equal 5,000,000
                        shares of Vesta Common Stock.

Exercise Price:         The price per share of Vesta Common Stock payable upon
                        exercise of the Warrants shall be $8.00.

Transferability:        Freely transferable, subject to the standstill
                        provisions, applicable securities laws and the receipt of applicable regulatory approvals.

Anti-Dilution:          The Warrants will have anti-dilution protection with
                        respect to future stock dividends, extraordinary cash dividends, stock splits, self-tenders by Vesta, issuances of options and convertible securities and issuances of Vesta Common Stock below the then-current market price.

Redemption:             The Warrants may not be redeemed by Vesta.

Cashless Exercise:      The Warrants will have a "cashless exercise" feature
                        pursuant to which a holder can, in connection with an exercise, surrender some of the Warrants and receive a credit against the aggregate exercise price payable equal to the product (x) of the number of Warrants surrendered and (y) the difference between the then-current market price of the Vesta Common Stock and the Exercise Price.


                  PROPOSED TERMS OF THE INVESTMENT AGREEMENT

Representations and
 Warranties:            Standard Company representations and warranties,
                        including with regard to business and financial matters and receipt of updated Vesta Board approval and a fairness opinion as of the execution of the Investment
                        Agreement.

Closing Conditions:     The closing will be subject to various conditions,
                        including:

                        .    Receipt of Vesta stockholder approval
                        .    Receipt of all required regulatory approvals in
                             form and substance satisfactory to Alfa
                        .    No injunction or other adverse action the effect of
                             which is to prohibit or prevent the transactions
                             contemplated by the Letter of Intent
                        .    Execution of all other definitive agreements
                             contemplated by the Letter of Intent and
                             satisfaction or waiver of all conditions specified
                             in such agreements
                        .    Consummation of Alfa's purchase of the shares of
                             Vesta Common Stock to be sold by Torchmark
                        .    Resignation of Torchmark directors, and election of
                             Alfa's nominees to Vesta's Board of Directors
                        .    Since December 31, 1997, except as disclosed prior
                             to signing the Investment Agreement, no material
                             adverse change shall have occurred with respect to
                             the Vesta Group and no change, event, circumstances
                             or condition shall have occurred or exist that
                             could reasonably be expected to result in such a
                             material adverse change
                        .    Accuracy of Vesta's representations and warranties,
                             at the time of signing and at the time of closing,
                             and continuing compliance with Vesta's covenants
                        .    Level and associated cost of ceded reinsurance
                             acceptable to Alfa
                        .    Level and pricing of assumed reinsurance acceptable
                             to Alfa
                        .    No adverse developments with respect to Vesta's
                             ratings by A.M. Best, Standard & Poor's or Moody's
                        .    Receipt of legal opinions from Vesta's counsel in
                             form and substance satisfactory to Alfa
                        .    Removal of limits imposed by Alabama and Ohio
                             Departments
                        .    No defaults under indebtedness
                        .    Finalization of Alabama Department's exam not
                             resulting in a material adverse impact on any Vesta
                             Insurer

Pre-Closing Covenants:  Vesta will covenant to conduct its business prior to the closing only in the ordinary course, and will make other customary pre-closing covenants, including without limitation no issuances of Vesta Common Stock, options, warrants or rights to acquire Vesta Common Stock, or securities convertible into Vesta Common Stock.

Indemnities:            Vesta will indemnify Alfa, its directors, officers,
                        employees, agents and affiliates against all loss, liability and damage arising from breach of any of its representations and warranties or covenants contained in the Investment Agreement.

No Shop and
Fiduciary Out:          The Investment Agreement will contain provisions
                        substantially identical to paragraph 8 of the Letter of Intent covering the period until the Closing Date.

Termination Fee and
Expense Reimbursement:  The Investment Agreement will contain provisions substantially identical to those in the Letter of Intent, including provision for a $4 million termination fee and expense reimbursement. The termination fee and expense reimbursement shall also be payable if stockholder approval is not obtained following the making or announcement of a Proposal by any third party other than Alfa with respect to an Alternative Transaction or Control Transaction.

                   PROPOSED TERMS OF THE REGISTRATION RIGHTS

Securities Covered:     The Preferred Stock, the Warrants, the Warrant Shares
                        and the shares of Vesta Common Stock purchased from Torchmark

Demand Rights:          Alfa, together with any person to which it transfers
                        Preferred Stock, Warrants or shares of Vesta Common
                        Stock, including Warrant Shares, (each, a "Holder") will have five demand registrations, subject to standard blackout provisions.

Piggyback Rights:       The Holders shall have customary "piggyback" rights with
                        respect to registered public offerings by Vesta, subject to standard underwriters' cutback provisions.

Expenses of
 Registration:          Vesta will pay the registration expenses of any
                        registration including, without limitation, the SEC and NASD registration fees and the fees and expenses of counsel for the Holders (but not including underwriters' discounts and commissions).

Transferability:        The registration rights will be transferable to any
                        party to whom a Holder transfers Preferred Stock, Warrants or Vesta Common Stock (including Warrant
                        Shares), subject to exclusions for de minimis transfers.

Indemnification:        Vesta will indemnify the Holders, the underwriters and
                        their respective affiliates and control persons against liabilities in connection with offers and sales, including liabilities arising out of misstatements or omissions or alleged misstatements or omissions in the registration statement and prospectus.

Rule 144 Information:   Vesta will ensure that there is adequate public
                        information regarding Vesta at all times to permit sales of securities pursuant to Rule 144 under the Securities Act of 1933, as amended.